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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the prospectus, which is part of this registration statement, of our report dated February 23, 2001, relating to the consolidated financial statements of 360networks inc., which appear in 360networks inc.'s Annual Report on Form 20-F, filed with the Commission on May 22, 2001 on pages 49 to 76.

    We also consent to the references to us under the heading "Experts" in the prospectus, which is part of this registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Vancouver, Canada
May 25, 2001